EXHIBIT 10.1

George F Lee

PO Box 343 Donnybrook, Western Australia 6239

Penola Inc
492 Gilbert Road
Preston
Victoria 3072

July 7, 2012

Dear Lena,

Mineral Property Option Agreement of 6th July 2010

I’m pleased to extend the period of the option of the above agreement for a further two years to 6th July 2014 on the existing conditions as the originally signed agreement.

Yours Faithfully

George Francis Lee